Exhibit (k)(6)
OFFICE LEASE AGREEMENT
BETWEEN
3700 GLENWOOD LLC
AS LANDLORD
AND
TRIANGLE CAPITAL CORPORATION
AS TENANT
DATED
March 27, 2008

TABLE OF CONTENTS

1.	Definitions and Basic Provisions	5
2.	Lease Grant	5
3.	Tender of Possession	5
4.	Rent	6
5.	Delinquent Payment; Handling Charges	6
6.	Security Deposit	6
7.	Services; Utilities; Common Areas	6
	(a) Services	6
	(b) Excess Utility Use	7
	(c) Common Areas	8
8.	Alterations; Repairs; Maintenance; Signage	9
	(a) Alterations	9
	(b) Repairs; Maintenance	10
	(i) By Landlord	10
	(ii) By Tenant	11
	(iii) Performance of Work	11
	(c) Mechanic’s Liens	12
	(d) Signs	12
9.	Use	13
10.	Assignment and Subletting	14
	(a) Transfers	14
	(b) Consent Standards	14
	(c) Request for Consent	15
	(d) Conditions to Consent	15
	(e) Attornment by Subtenants	15
	(f) Cancellation	16
	(g) Additional Compensation	16
11.	Insurance; Waivers; Subrogation; Indemnity	16
	(a) Tenant’s Insurance	16
	(b) Landlord’s Insurance	17
	(c) No Subrogation	17
	(d) Indemnity	18
12.	Subordination; Attornment; Notice to Landlord’s Mortgagee	19
	(a) Subordination	19
	(b) Attornment	19
	(c) Notice to Landlord’s Mortgagee	19
	(d) Landlord’s Mortgagee’s Protection Provisions	20
13.	Rules and Regulations	20
14.	Condemnation	20
	(a) Total Taking	20
	(b) Partial Taking — Tenant’s Rights	20
	(c) Partial Taking — Landlord’s Rights	21
	(d) Award	21
15.	Fire or Other Casualty	21
	(a) Repair Estimate	21

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	(b) Tenant’s Rights	21
	(c) Landlord’s Rights	21
	(d) Repair Obligation	21
	(e) Abatement of Rent	22
16.	Personal Property Taxes	22
17.	Events of Default	22
	(a) Payment Default	22
	(b) Abandonment	22
	(c) Estoppel/Financial Statement/Commencement Date Letter	22
	(d) Insurance	23
	(e) Mechanic’s Liens	23
	(f) Other Defaults	23
	(g) Insolvency	23
18.	Remedies	23
	(a) Termination of Lease	23
	(b) Termination of Possession	23
	(c) Perform Acts on Behalf of Tenant	24
	(d) Alteration of Locks	24
19.	Payment by Tenant; Non-Waiver; Cumulative Remedies	25
	(a) Payment by Tenant	25
	(b) No Waiver	25
	(c) Cumulative Remedies	25
20.	INTENTIONALLY DELETED	25
21.	Surrender of Premises	25
22.	Holding Over	26
23.	Certain Rights Reserved by Landlord	26
	(a) Building Operations	26
	(b) Security	26
	(c) Repairs and Maintenance	27
	(d) Prospective Purchasers and Lenders	27
	(e) Prospective Tenants	27
24.	Substitution Space	27
25.	Hazardous Materials	27
26.	USA Patriot Act and Anti-Terrorism Laws	30
27.	Miscellaneous	30
	(a) Landlord Transfer	30
	(b) Landlord’s Liability	30
	(c) Force Majeure	31
	(d) Brokerage	31
	(e) Estoppel Certificates	31
	(f) Notices	31
	(g) Separability	31
	(h) Amendments; Binding Effect	32
	(i) Quiet Enjoyment	32
	(j) No Merger	32
	(k) No Offer	32

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	(l) Entire Agreement	32
	(m) Waiver of Jury Trial	32
	(n) Governing Law	32
	(o) Recording	32
	(p) Joint and Several Liability	33
	(q) Financial Reports	33
	(r) Landlord’s Fees	33
	(s) Telecommunications	34
	(t) Confidentiality	34
	(u) Authority	34
	(v) List of Exhibits	34
28.	Other Provisions	35

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BASIC LEASE INFORMATION
This Basic Lease Information is attached to and incorporated by reference to an Office Lease Agreement between Landlord and Tenant, as defined below.

Lease Date:	March 27, 2008

Landlord:	3700 GLENWOOD LLC, a North Carolina limited liability company

Tenant:	TRIANGLE CAPITAL CORPORATION, a Maryland corporation (doing business in North Carolina as Triangle Capital Corporation of Maryland)

Premises:
Suite No. 530, containing approximately 11,027 rentable square feet on the fifth floor of the building commonly known as 3700 Glenwood (the “Building”), and whose street address is 3700 Glenwood Avenue, Raleigh, North Carolina. The Premises are outlined on the plan attached to the Lease as Exhibit A. The land on which the Building is located (the “Land”) is described on Exhibit B. The term “Project” shall collectively refer to the Building, the Land and the driveways, parking facilities, and similar improvements and easements associated with the foregoing or the operation thereof, including without limitation the Common Areas (as defined in Section 7(c)). The term “Complex” shall collectively refer to the Building and any other buildings which comprise a multi-building Complex owned by Landlord, if applicable.

Term:
Approximately 60 months, commencing on the Commencement Date and ending at 5:00 p.m. local time on the last day of the 60th full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.

Commencement	January 1, 2009.
Date:

Base Rent:	Base Rent shall be the following amounts for the following periods of time:

	Annual Gross Rent Rate	Additional Rent
Lease Month	Per Rentable Square Foot	(Expense Stop)
1-12	$24.95	$6.00
13-24	$25.52	$6.00
25-36	$26.10	$6.00
37-48	$26.71	$6.00
49-60	$27.33	$6.00

As used herein, the term “Lease Month” shall mean each calendar month during the Term (and if the Commencement Date does not occur on the first (1st) day of a calendar month, the period from the Commencement Date to the first (1st) day of the next calendar month shall be included in the first (1st) Lease Month for purposes of determining the duration of the Term and the monthly Base Rent rate applicable for such partial month).
Upon execution of the Commencement Date Agreement (attached as Exhibit F hereto), Landlord and Tenant shall confirm and ratify the Base Rent for the Term of the Lease.

Security Deposit:	WAIVED

Rent:
Annual Gross Base Rent (as shown above), including Tenant’s Proportionate Share of Operating Expenses, Additional Rent as defined in Exhibit C hereto, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

Rent Commencement Date	January 1, 2009.

Permitted Use:	General office use.

Tenant’s Proportionate Share:
9.77%, which is the percentage obtained by dividing (a) the number of rentable square feet in the Premises as stated above by (b) the rentable square feet in the Building at the time a respective charge is incurred, which at the time of execution of this Lease is 112,894 rentable square feet. Landlord and Tenant agree that upon the Commencement Date the Premises shall be re-measured using ANSI/BOMA Z65.1-1996 standards, by an Architect reasonably approved by Tenant for office properties and then multiplied by a core area factor of 1.15 to determine the actual rentable square footage of the Premises. For the purposes of re-measurement, Philips Architecture shall be deemed approved by Tenant. This final, actual measurement of the Premises shall be used to calculate the final pro rata share of Tenant, and that number shall be binding upon both of them.

Initial Liability
Insurance Amount:	$3,000,000

Broker/Agent:	For Tenant: None

For Landlord: Sam Crutchfield of Grubb Management, Inc.

Tenant’s Address:	For all Notices:	With a copy to (following Commencement Date):

Triangle Capital Corporation
3700 Glenwood Avenue, Suite 530
Raleigh, NC 27612
Attn: Mr. Steven C. Lilly

Landlord’s Address:	For all Notices:	With a copy to:

	3700 Glenwood LLC	Grubb Ventures LLC
	c/o Grubb Properties, Inc.	3733 National Drive, Suite 125
	3700 National Drive, Suite 100	Raleigh, NC 27612
	Raleigh, NC 27612	Attention: R. Gordon Grubb
	Attention: Property Manager	Telephone: (919)786-9905
	Telephone: (919) 781-0079	Facsimile: (919) 786-9961
Facsimile: (919) 781-8570
The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Basic Lease Information shall control.

LANDLORD:	3700 GLENWOOD LLC, a North Carolina limited liability company

	By: Name:	/s/ R. Gordon Grubb R. Gordon Grubb
	Title:	Manager

TENANT:	TRIANGLE CAPITAL CORPORATION, a Maryland corporation

	By: Name:	/s/ Steven C. Lilly Steven C. Lilly
	Title:	CFO

OFFICE LEASE AGREEMENT
     This Office Lease Agreement (this “Lease”) is entered into as of March 27, 2008, between 3700 Glenwood LLC, a North Carolina limited liability company (“Landlord”), and Triangle Capital Corporation, a Maryland corporation (“Tenant”).
          1. Definitions and Basic Provisions. The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; “Building’s Structure” means the Building’s exterior walls, roof, elevator shafts (if any), footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; “Building’s Systems” means the Premises’ and Building’s HVAC, life-safety, plumbing, electrical, and mechanical systems; “Business Day(s)” means Monday through Friday of each week, exclusive of Holidays; “Holidays” means New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and any other nationally recognized holiday; “including” means including, without limitation; “Laws” means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all restrictive covenants affecting the Project, and “Law” shall mean any of the foregoing; “Normal Business Hours” means 7:30 a.m. to 7:00 p.m. on Business Days and 9:00 a.m. to 3:00 p.m. on Saturdays, exclusive of Holidays; “Tenant’s Off-Premises Equipment” means any of Tenant’s equipment or other property that may be located on or about the Project (other than inside the Premises); and “Tenant Party” means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, and invitees.
          2. Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises (as defined in the Basic Lease Information).
          3. Tender of Possession. Landlord and Tenant presently anticipate that possession of the Premises will be tendered to Tenant in the condition required by this Lease on or about July 1, 2008 (the “Early Delivery Date”). If Landlord is unable to tender possession of the Premises in such condition to Tenant by the Early Delivery Date, then: (a) the validity of this Lease shall not be affected or impaired thereby; (b) Landlord shall not be in default hereunder or be liable for damages therefor; and (c) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. Tenant may take possession of the Premises on the Early Delivery Date, but the Term of the Lease shall not actually commence until the Commencement Date. Tenant affirms that occupancy of the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Rent.

     By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any. Prior to occupying the Premises, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit F hereto confirming: (1) the Early Delivery Date, the Commencement Date (as defined in the Basic Lease Information) and the expiration date of the initial Term (as defined in the Basic Lease Information); (2) that Tenant has accepted the Premises; and (3) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter); however, the failure of the parties to execute such letter shall not defer the Early Delivery Date, the Commencement Date or otherwise invalidate this Lease. Tenant’s failure to either (x) execute such document within ten (10) days of receipt thereof from Landlord or (y) deliver written objections to the terms of such document to Landlord within ten (10) days of receipt thereof from Landlord shall be deemed Tenant’s agreement to the contents of such document.
          4. Rent. Tenant shall timely pay to Landlord all Rent (as defined in the Basic Lease Information), including the amounts set forth in Exhibit C hereto, without notice, demand, deduction or set-off (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association at Landlord’s address provided for in this Lease, by an automatic draft arrangement, by wire or as otherwise specified by Landlord and shall be accompanied by all applicable state and local sales or use taxes. The obligations of Tenant to pay Base Rent (as defined in the Basic Lease Information) and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Base Rent, adjusted as herein provided, shall be payable monthly in advance. The first (1st) monthly installment of Base Rent shall be payable on the first (1st) day of each month beginning on the Rent Commencement Date. The monthly Base Rent for any partial month at the beginning of the Term shall equal the product of 1/365 (or in the event of a leap year, 1/366) of the annual Base Rent in effect during the partial month and the number of days in the partial month, and shall be due on the Commencement Date. Payments of Base Rent for any fractional calendar month at the end of the Term shall be similarly prorated. Tenant shall pay Additional Rent (as defined in Exhibit C) at the same time and in the same manner as Base Rent.
          5. Delinquent Payment; Handling Charges. Base Rent payments shall be considered past due if received after the due date and, commencing with the second (2nd) such occurrence in any one (1) calendar year, Landlord, in addition to all other rights and remedies available to it, has the right to charge Tenant a fee equal to five percent (5%) of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.
          6. Security Deposit. WAIVED
          7. Services; Utilities; Common Areas.
               (a) ServicesLandlord shall use commercially reasonable efforts to provide the following services to Tenant: (i) water for drinking, lavatory and toilet purposes at those points of supply provided for specific use of Tenant and for general use of tenants of the Building; (ii)

heated and refrigerated air conditioning as appropriate, at such temperatures and in such amounts as are required by governmental authority or as Landlord reasonably determines are standard for the Building; (iii) janitorial service to the Premises on weekdays, other than Holidays, for Building-standard installations and such window washing as may from time to time be reasonably required; (iv) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may limit the number of operating elevators during non-business hours, during repairs, and Holidays; (v) replacement of Building-standard light bulbs and fluorescent tubes; (vi) electrical current for equipment whose electrical energy consumption does not exceed normal office usage as reasonably determined by Landlord and Tenant, and (vii) customary cleaning, mowing, groundskeeping, snow removal and trash removal in the Common Area. If Tenant desires any of the services specified in Section 7(a)(ii) at a time other than Normal Business Hours, then such services shall be supplied to Tenant upon the request of Tenant delivered to Landlord before 3:00 p.m. on the Business Day preceding such extra usage, and Tenant shall pay to Landlord the cost of such services within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. The charge for after hour services shall be at the rate of Thirty-Five Dollars ($35.00) per hour for up to five (5) HVAC service zones within the Premises (for the purposes of this Lease, each HVAC zone shall be equal to approximately 1,000 square feet within the Premises, with the final calculation of the number of actual HVAC zones within the Premises to be determined once the space plans are finalized pursuant to Exhibit D attached hereto and incorporated herein by this reference).
     (b) Excess Utility Use. Landlord shall not be required to furnish electrical current for equipment whose electrical energy consumption exceeds normal office usage as reasonably determined by Landlord and Tenant. If Tenant’s requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Section 7(a), Landlord shall, at Tenant’s expense, make reasonable efforts to supply such service through the then-existing feeders and risers and electrical panels serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant’s expense. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts unless approved in advance by Landlord, which approval shall not be unreasonably withheld. However, notwithstanding the foregoing, all equipment, machinery and appliances shown on Exhibit A are deemed to be pre-approved by Landlord. Tenant shall not install any electrical equipment requiring voltage in excess of Building capacity unless approved in advance by Landlord, which approval may be withheld in Landlord’s sole discretion. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers and electrical panels to or wiring in the Premises. Any risers or wiring required to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s cost, if, in Landlord’s judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building.
     If Tenant uses machines or equipment in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. Landlord’s obligation to furnish services under Section 7(a) shall be subject to the rules and regulations of the supplier of such services and governmental rules and regulations.
     (c) Common Area. The term “Common Area” is defined for all purposes of this Lease as that part of the Project and/or Complex intended for the common use of all tenants, including among other facilities (as such may be applicable to the Complex), the ground floor lobby, elevator lobbies and hallways on multi-tenant floors, parking areas, private streets and alleys, landscaping, curbs, loading areas, sidewalks, malls and promenades (enclosed or otherwise), lighting facilities, drinking fountains, meeting rooms, public toilets, the parking garage, and the like, but excluding: (i) space in buildings (now or hereafter existing) designated for rental for commercial purposes, as the same may exist from time to time; (ii) streets and alleys maintained by a public authority; (iii) areas within the Complex which may from time to time not be owned by Landlord (unless subject to a cross-access agreement benefiting the area which includes the Premises); and (iv) areas leased to a single-purpose user where access is restricted. In addition, although the roof(s) of the building(s) in the Complex is not literally part of the Common Area, it will be deemed to be so included for purposes of: (i) Landlord’s ability to prescribe rules and regulations regarding same; and (ii) its inclusion for purposes of Operating Costs reimbursements. Landlord reserves the right to change from time to time the dimensions and location of the Common Area, as well as the dimensions, identities, locations and types of any buildings, signs or other improvements in the Complex. For example, and without limiting the generality of the immediately preceding sentence, Landlord may from time to time substitute for any parking area (excluding any reserved or designated spaces as set forth herein) other areas reasonably accessible to the tenants of the Building or Complex, as applicable, which areas may be elevated, surface or underground. Tenant, and its employees and customers, and when duly authorized pursuant to the provisions of this Lease, its subtenants, licensees and concessionaires, shall have the non-exclusive right to use the Common Area (excluding roof(s)) as constituted from time to time, such use to be in common with Landlord, other tenants in the Building and/or Complex, as applicable, and other persons permitted by the Landlord to use the same, and subject to rights of governmental authorities, easements, other restrictions of record, and such reasonable rules and regulations governing use as Landlord may from time to time prescribe. For example, and without limiting the generality of Landlord’s ability to establish rules and regulations governing all aspects of the Common Area, Tenant agrees as follows:
                    (i) Tenant shall not solicit business within the Common Area nor take any action which would interfere with the rights of other persons to use the Common Area.
                    (ii) Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to make repairs or alterations or to prevent the public from obtaining prescriptive rights.
                    (iii) With regard to the roof(s) of the building(s) in the Project or Complex, as applicable, use of the roof(s) is reserved to Landlord, or with regard to any tenant demonstrating to Landlord’s satisfaction a need to use same, to such tenant after receiving prior written consent from Landlord. In the event Landlord wishes to enter into a lease with a wireless company who wants to install a transmission tower on the roof of the Building, then at least ninety (90) days prior to Landlord entering into a lease with a wireless company for the installation of an antenna on the roof for the transmission of wireless signals, Landlord shall notify Tenant and allow Tenant to make reasonable suggestions regarding the content of the wireless lease and the equipment and radio frequency devices to be installed pursuant to the wireless lease. The right of Tenant to review and comment on any possible wireless lease is personal to Tenant, and is not assignable to any sublessee or assignee of Tenant.
          8. Alterations; Repairs; Maintenance; Signage.
     (a) Alterations. Tenant shall not make any alterations, additions or improvements to the Premises (collectively, the “Alterations”) without the prior written consent of Landlord which shall not be unreasonably withheld, delayed or conditioned, except no Landlord consent is necessary (i) for the installation of unattached, movable trade fixtures which may be installed without drilling, cutting or otherwise defacing the Premises, or (ii) for Alterations less than $20,000.00 that are cosmetic or non-structural in nature. Tenant shall furnish complete plans and specifications to Landlord for its approval at the time it requests Landlord’s consent to any Alterations if the desired Alterations: (i) will affect the Building’s Systems or Building’s Structure; (ii) will require the filing of plans and specifications with any governmental or quasi-governmental agency or authority; or (iii) will cost in excess of Twenty Thousand and No/100 Dollars ($20,000.00). Subsequent to obtaining Landlord’s consent and prior to commencement of the Alterations, Tenant shall deliver to Landlord any building permit required by applicable Law and a copy of each executed construction contract (if any). Tenant shall reimburse Landlord within ten (10) days after the rendition of a bill to Tenant for all of Landlord’s actual out-of-pocket costs incurred in connection with any Alterations, including all engineering, outside consulting, and construction fees incurred by or on behalf of Landlord for the review and approval of Tenant’s plans and specifications. Landlord shall provide Tenant with a good faith estimate of such out-of-pocket costs prior to Landlord commencing its review. If Landlord consents to the making of any Alteration, such Alteration shall be made by Tenant at Tenant’s sole cost and expense by a contractor reasonably approved in writing by Landlord. Tenant shall require its contractor to maintain insurance in such amounts and in such form as Landlord may reasonably require. Without Landlord’s prior written consent, Tenant shall not use any portion of the Common Areas either within or without the Project or Complex, as applicable, in connection with the making of any Alterations. If the Alterations which Tenant causes to be constructed result in Landlord being required to make any alterations and/or improvements to other portions of the Project or Complex, as applicable, in order to comply with any applicable Laws, then Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in making such alterations and/or improvements. Any Alterations made by Tenant shall become the property of Landlord upon installation and shall remain on and be surrendered with the Premises upon the expiration or sooner termination of this Lease, unless Landlord requires or agrees in writing, at the time of approval and prior to the approved commencement of such Alteration the removal of such Alterations. If Landlord requires the removal of such Alterations, Tenant shall at its sole cost and expense, forthwith and with all due diligence (but in any event not later than ten (10) days after the expiration or earlier termination of the Lease) remove all or any portion of any Alterations made by Tenant which are designated by Landlord in writing at the same time Landlord issues its approval of Tenant Alteration to be removed (including without limitation stairs, bank vaults, and cabling, if applicable) and repair and restore the Premises in a good and workmanlike manner to their original condition, reasonable wear and tear excepted. All construction work done by Tenant within the Premises shall be performed in a good and workmanlike manner with new materials of first-class quality, lien-free and in compliance with all Laws, and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Project or Complex, as applicable. Tenant agrees to indemnify, defend and hold Landlord harmless against any loss, liability or damage resulting from such work. The foregoing indemnity shall survive the expiration or earlier termination of this Lease. Landlord’s consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance.
     (b) Repairs; Maintenance.
               (i) By Landlord. Landlord shall, subject to reimbursement as set forth in Exhibit C, keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) structural elements of the Building; (2) standard mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building generally; (3) Common Areas; (4) the roof of the Building; (5) exterior windows of the Building; and (6) elevators serving the Building. Landlord shall promptly perform its duties hereunder after notification from Tenant or any other tenant in the Building but shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. If any of the foregoing maintenance or repair is necessitated due to the acts or omissions of any Tenant Party, Tenant shall pay the costs of such repairs or maintenance to Landlord within thirty (30) days after receipt of an invoice. Landlord shall not be liable to Tenant for any interruption of Tenant’s business or inconvenience caused due to any work performed in the Premises or in the Complex pursuant to Landlord’s rights and obligations under the Lease. To the extent allowed by law, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

               (ii) By Tenant. Tenant shall be responsible to perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, at Tenant’s sole cost and expense. Tenant shall keep the Premises in good condition and repair, ordinary wear and tear excepted. Tenant’s repair obligations include, without limitation, repairs to: (1) floor covering and/or raised flooring; (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment (collectively, “Cable”) that is installed by or for the benefit of Tenant and located in the Premises or other portions of the Building or Project; (6) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing, dishwashers, ice machines and similar facilities serving Tenant exclusively; (7) phone rooms used exclusively by Tenant; (8) Alterations performed by contractors retained by or on behalf of Tenant, including related HVAC balancing; and (9) all of Tenant’s furnishings, trade fixtures, equipment and inventory. Landlord reserves the right to perform any of the foregoing maintenance or repair obligations or require that such obligations be performed by a contractor approved by Landlord, such approval not to be unreasonably withheld, all at Tenant’s expense. All work shall be performed in accordance with the rules and procedures described in Section 8(a). If Tenant fails to make any repairs to the Premises for more than thirty (30) days after written notice from Landlord (although notice shall not be required if there is an emergency, or if the area to be repaired is visible from the exterior of the Building), or, if Tenant fails to commence a cure and diligently pursue a cure to completion if the cure cannot be completed within said thirty (30) day period, then Landlord may, in addition to any other remedy available to Landlord, make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within thirty (30) days after receipt of an invoice. However, notwithstanding the foregoing, Tenant shall not be liable for any failure to make repairs or to perform any maintenance hereunder unless such failure shall persist for longer than a commercially reasonable time after Tenant’s receipt of written notice from Landlord requesting such repairs or maintenance. At the expiration of this Lease, Tenant shall surrender the Premises in good condition, excepting reasonable wear and tear and losses required to be restored by Landlord. If Landlord elects to store any personal property of Tenant, including goods, wares, merchandise, inventory, trade fixtures and other personal property of Tenant, same shall be stored at the sole risk of Tenant.
     It is generally understood that mold spores are present essentially everywhere and that mold can grow in most any moist location. Emphasis is properly placed on prevention of moisture and on good housekeeping and ventilation practices. Tenant acknowledges the necessity of housekeeping, ventilation, and moisture control (especially in kitchens, janitor’s closets, bathrooms, break rooms and around outside walls) for mold prevention. Tenant agrees to immediately notify Landlord if it observes mold/mildew and/or moisture conditions (from any source, including leaks), and allow Landlord to evaluate and make recommendations and/or take appropriate corrective action.
               (iii) Performance of Work. All work described in this Section 8 shall be performed only by contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord, Landlord’s property management company, and Landlord’s mortgagee, if required by such mortgagee, as additional insureds against such risks, in such amounts, and with such companies as Landlord may reasonably require. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building’s Structure and the Building’s Systems). All such work which may affect the Building’s Structure or the Building’s Systems, at Landlord’s election, must be performed by Landlord’s usual contractor for such work or a contractor approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. All work affecting the roof of the Building must be performed by Landlord’s roofing contractor or a contractor approved by Landlord and no such work will be permitted if it would void or reduce the warranty on the roof.
     (c) Mechanic’s Liens.All work performed, materials furnished, or obligations incurred by or at the request of an authorized Tenant Party in writing shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s liens to be filed against the Premises or the Project in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within thirty (30) days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either: (1) pay the amount of the lien and cause the lien to be released of record; or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten (10) days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, Project or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall indemnify, defend and hold harmless Landlord, its property manager, any subsidiary or affiliate of the foregoing, and their respective officers, directors, shareholders, partners, employees, managers, contractors, attorneys and agents (collectively, the “Indemnitees”) from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys’ fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. The foregoing indemnity shall survive termination or expiration of this Lease.
     (d) Signs. Landlord and Tenant shall mutually agree on building directory signage, building monument signage and suite signage in keeping with the sign plan for the Building no later than thirty (30) days prior to the Commencement Date, provided, in any event, Tenant shall have its name displayed on the building monument sign. In the event of a name change to Tenant as a result of merger, consolidation or the like, Landlord shall replace on the monument sign the former name of Tenant with the current name of Tenant at Tenant’s sole cost and expense. Tenant shall not place or permit to be placed any signs upon (i) the roof of the Building; or (ii) the Common Areas; or (iii) any area visible from the exterior of the Premises without Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, provided any proposed sign is placed only in those locations as may be designated by Landlord and complies with the sign criteria promulgated by Landlord from time to time. Upon request of Landlord, Tenant shall immediately remove any sign, advertising material or lettering which Tenant has placed or permitted to be placed upon the exterior or interior surface of any door or window or at any point inside the Premises, which in Landlord’s reasonable opinion, is of such a nature as to not be in keeping with the standards of the Building, and if Tenant fails to do so, Landlord may without liability remove the same at Tenant’s expense. Tenant shall comply with such regulations as may from time to time be promulgated by Landlord governing signs, advertising material or lettering of all tenants in the Project. The Tenant, upon vacation of the Premises, or the removal or alteration of its sign for any reason, shall be responsible for the repair, painting or replacement of any portion of the Building where any signs that were never authorized by Landlord are attached. If Tenant fails to do so, Landlord may have the sign(s) removed and the cost of removal plus fifteen percent (15%) as an administrative fee shall be payable by Tenant within ten (10) days of invoice.
               9. Use. Tenant shall continuously occupy and use the Premises only for the Permitted Use (as set forth in the Basic Lease Information) and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to use that would damage the Premises. In the event Tenant fails to continuously occupy and use the Premises, except for a period of sixty (60) days (or longer, upon prior approval by Landlord, which approval shall not be unreasonably withheld) in the event of remodeling (provided in all events Tenant is diligently pursuing to reopen for business in the Premises), Landlord shall have the right, exercisable by Landlord at any time thereafter while Tenant has ceased operating its business on the Premises, in Landlord’s discretion, to terminate the Lease upon written notice to Tenant.
     Tenant, at its sole cost and expense, shall obtain and keep in effect during the term, all permits, licenses, and other authorizations necessary to permit Tenant to use and occupy the Premises for the Permitted Use in accordance with applicable Law. Tenant shall use commercially reasonable efforts to not overburden the parking ratio (such ratio being calculated at 3.5 parking spaces per 1000 rentable square feet within the Premises) for the Building on a regular basis. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant: (a) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) in the Premises; and (b) Landlord shall bear the risk of complying with the Disabilities Acts in the all portions of the Building and Complex that do not include the Premises, including the Common Areas (subject to reimbursement as set forth in Exhibit C), other than compliance that is necessitated by the use of the Premises for other than the Permitted Use or as a result of any alterations or additions made by Tenant (which risk and responsibility shall be borne by Tenant). Tenant shall not use any substantial portion of the Premises for a “call center”, any other telemarketing use, or any credit processing use. In addition, the Premises shall not be used for any purpose which creates strong, unusual, or offensive odors, fumes, dust or vapors; which emits noise or sounds that are objectionable due to intermittence, beat, frequency, shrillness, or loudness; which is associated with indecent or pornographic matters; or which involves political or moral issues (such as abortion issues). Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building. Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of fire insurance or other insurance on the Premises or the Building. If any invalidation of coverage or increase in the rate of fire insurance or other insurance occurs or is threatened by any insurance company due to activity conducted from the Premises, or any act or omission by Tenant, or its agents, employees, representatives, or contractors, such statement or threat shall be conclusive evidence that the increase in such rate is due to such act of Tenant or the contents or equipment in or about the Premises, and, as a result thereof, Tenant shall be liable for such increase and shall be considered Additional Rent payable with the next monthly installment of Base Rent due under this Lease. In no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance.
               10. Assignment and Subletting
               (a) Transfers Tenant shall not, without the prior written consent of Landlord: (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law; (2) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant; (3) sublet any portion of the Premises; (4) grant any license, concession, or other right of occupancy of any portion of the Premises; or (5) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 10(a)(1) through Section 10(a)(6) being a “Transfer”). Notwithstanding the foregoing, however, Tenant may assign or sublease part or all of the Premises without Landlord’s consent to: (x) any corporation or partnership that controls, is controlled by, or is under common control with, Tenant; or (y) any corporation resulting from the merger or consolidation with Tenant or to any entity that acquires all of Tenant’s assets as a going concern of the business that is being conducted on the Premises, as long as the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant, and continues the same use as Tenant. However, Tenant must use commercially reasonable efforts to provide Landlord with prior written notice of any such assignment or subletting, and at a minimum, Tenant shall notify Landlord of such assignment or subletting as soon as reasonably practical.
               (b) Consent Standards Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that Tenant is not then in default under the Lease and the proposed transferee: (1) is generally creditworthy; (2) generally has a good reputation in the business community; (3) will use the Premises for the Permitted Use (thus, excluding without limitation, uses for credit processing and telemarketing) and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Project or Complex, as applicable; (4) will not use the Premises, Project or Complex in a manner that would materially increase the pedestrian or vehicular traffic to the Premises, Project or Complex; (5) is not a governmental entity, or subdivision or agency thereof; (6) is not another occupant of the Building or Complex, as applicable; and (7) is not a person or entity with whom Landlord is then, or has been within the six-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Building or Complex, as applicable, or any Affiliate of any such person or entity; otherwise, Landlord may withhold its consent in its sole discretion.
               (c) Request for Consent If Tenant requests Landlord’s consent to a Transfer, then, at least thirty (30) days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed pertinent documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character. Tenant shall reimburse Landlord immediately upon request for Landlord’s reasonable and actual attorneys’ fees incurred in connection with considering any request for consent to a Transfer, provided, however, Landlord shall use commercially reasonable efforts to limit the use of any attorney in connection with such consent.
               (d) Conditions to Consent If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. Unless Landlord consents, no Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not be deemed consent to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.
               (e) Attornment by Subtenants Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, either terminate the sublease or take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be: (1) liable for any previous act or omission of Tenant under such sublease; (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant; (3) bound by any previous modification of such sublease or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment; (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement; or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10(e). The provisions of this Section 10(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.
               (f) Cancellation Landlord may, within thirty (30) days after submission of Tenant’s written request for Landlord’s consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises, Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer, and Rent shall be reduced proportionately based on the remaining square footage in the Premises. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.
               (g) Additional Compensation Tenant shall pay to Landlord, as soon as practical upon receipt thereof, one-half of the excess of all compensation received by Tenant for a Transfer over the Rent allocable to the portion of the Premises covered thereby.
          11. Insurance; Waivers; Subrogation; Indemnity.
          (a) Tenant’s Insurance Effective as of the earlier of: (1) the date Tenant enters or occupies the Premises; or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies: (A) commercial general liability insurance in amounts of $3,000,000 per occurrence, or, following the expiration of the initial Term, such other amounts as Landlord may from time to time reasonably require, insuring Tenant, Landlord, Landlord’s property management company, and Landlord’s mortgagee, if required by such mortgagee; (B) INTENTIONALLY DELETED; (C) INTENTIONALLY DELETED; (D) contractual liability insurance sufficient to cover Tenant’s indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy); (E) worker’s compensation insurance in amounts not less than statutorily required; (F) business interruption insurance in an amount that will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against under Section 11(a)(2)(C) or attributable to the prevention of access to the Building or Premises, provided that Tenant may have such business interruption insurance issued by an insurance company or Tenant may self-insure for business interruption insurance purposes; (G) in the event Tenant hires a third party contractor to perform any alterations or repairs in, on, or to the Premises, Tenant shall require such third party contractor to provide (or Tenant shall provide) Builder’s Risk Insurance on an All Risk basis (including collapse) on a completed value (non-reporting) form, or by endorsement including such coverage pursuant to Section 11(a)(2)(C)

hereinabove, for full replacement value covering all work incorporated in the Building and all materials and equipment in or about the Premises; and (H) such other insurance or any changes or endorsements to the insurance required herein, including increased limits of coverage, as Landlord, or any mortgagee or lessor of Landlord, may reasonably require from time to time.
               It is understood and acknowledged by Tenant that Tenant is solely responsible for the replacement of all of Tenant’s Alterations, improvements, betterments, furniture, trade fixtures, equipment and personal property (including the property of Tenant or others) placed in the Premises. Except in the event of Landlord’s gross negligence or intentional misconduct, Tenant shall not make Landlord subject to any claim by virtue of any theft or loss or damage to any uninsured or inadequately insured Alterations, improvements, betterments, furniture, trade fixtures, equipment or personal property in the Premises.
               Tenant’s insurance shall provide primary coverage to Landlord and shall not require contribution by any insurance maintained by Landlord, when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish to Landlord certificates of such insurance, and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least ten (10) days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, and at least fifteen (15) days prior to each renewal of said insurance, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days before cancellation of any such insurance policies. All such insurance policies shall be in form and content reasonably satisfactory to Landlord. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof. It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Tenant for its acts or omissions as provided in this Lease.
               (b) Landlord’s Insurance Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (1) property insurance for the Building’s replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible if Landlord so chooses; and (2) commercial general liability insurance in an amount of not less than $3,000,000. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. Tenant shall pay its Proportionate Share of the cost of all insurance carried by Landlord with respect to the Project or Complex, as applicable, as set forth on Exhibit C. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.
               (c) No Subrogation Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss (defined below). Landlord and Tenant each hereby waive any right of subrogation and right of recovery or cause of action for injury including death or disease to respective employees of either as covered by Worker’s Compensation (or which would have been covered if Tenant or Landlord as the case may be, was carrying the insurance as required by this Lease). Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party.
               (d) Indemnity Subject to Section 11(c), Tenant shall indemnify, defend and hold harmless Landlord and the Indemnitees from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including attorneys’ fees) and all losses and damages arising from: (1) any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a “Loss”) arising from any occurrence on the Premises, the use of the Common Areas by any Tenant Party, or arising out of the installation, operation, maintenance, repair or removal of any of Tenant’s Off-Premises Equipment; or (2) Tenant’s failure to perform its obligations under this Lease, IN EACH CASE EVEN THOUGH CAUSED OR ALLEGED TO BE CAUSED BY THE NEGLIGENCE OR FAULT OF LANDLORD OR ITS AGENTS (OTHER THAN A LOSS ARISING FROM THE SOLE OR GROSS NEGLIGENCE OF LANDLORD OR ITS AGENTS), AND EVEN THOUGH ANY SUCH CLAIM, CAUSE OF ACTION, OR SUIT IS BASED UPON OR ALLEGED TO BE BASED UPON THE STRICT LIABILITY OF LANDLORD OR ITS AGENTS. THIS INDEMNITY IS INTENDED TO INDEMNIFY LANDLORD AND ITS AGENTS AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE OR FAULT AS PROVIDED ABOVE WHEN LANDLORD OR ITS AGENTS ARE JOINTLY, COMPARATIVELY, CONTRIBUTIVELY, OR CONCURRENTLY NEGLIGENT WITH TENANT. The indemnities set forth in this Section 11(d) shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, Tenant agrees, upon request therefor, to defend Landlord in such proceeding at its sole cost utilizing counsel satisfactory to Landlord in its sole discretion.
    Notwithstanding anything contained above or elsewhere in this Lease to the contrary, all property placed on the Premises by, at the direction of, or with the consent of, the Tenant, its employees, agents, licensees or invitees, shall be at the risk of the Tenant or the owner thereof, and Landlord shall not be liable for any loss of or damage to said property resulting from any cause whatsoever
    Subject to Section 11(c), Landlord shall indemnify, defend and hold harmless Tenant and the Indemnitees from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including attorneys’ fees) and all losses and damages arising from: (1) any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a “Loss”) arising from any occurrence in the Building, the use of the Common Areas by any Landlord Party, or arising out of the installation, operation, maintenance, repair or removal of any of Landlord’s Off-Premises Equipment; or (2) Landlord’s failure to perform its obligations under this Lease, IN EACH CASE EVEN THOUGH CAUSED

OR ALLEGED TO BE CAUSED BY THE NEGLIGENCE OR FAULT OF TENANT OR ITS AGENTS (OTHER THAN A LOSS ARISING FROM THE SOLE OR GROSS NEGLIGENCE OF TENANT OR ITS AGENTS), AND EVEN THOUGH ANY SUCH CLAIM, CAUSE OF ACTION, OR SUIT IS BASED UPON OR ALLEGED TO BE BASED UPON THE STRICT LIABILITY OF TENANT OR ITS AGENTS. THIS INDEMNITY IS INTENDED TO INDEMNIFY TENANT AND ITS AGENTS AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE OR FAULT AS PROVIDED ABOVE WHEN TENANT OR ITS AGENTS ARE JOINTLY, COMPARATIVELY, CONTRIBUTIVELY, OR CONCURRENTLY NEGLIGENT WITH LANDLORD. The indemnities set forth in this Section 11(d) shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, Landlord agrees, upon request therefor, to defend Tenant in such proceeding at its sole cost utilizing counsel satisfactory to Landlord in its sole discretion.
          12. Subordination; Attornment; Notice to Landlord’s Mortgagee
               (a) Subordination.
                    This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a “Mortgage”), or any ground lease, master lease, or primary lease (each, a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”) provided that, if there are no defaults after any applicable cure period hereunder on the part of Tenant, (1) the right of possession of Tenant to the Premises and Tenant’s other rights arising out of this Lease shall not be affected or disturbed by the Landlord’s Mortgagee or trustee or beneficiary under the Mortgage in the exercise of any of its rights under the Mortgage or the notes secured thereby; (2) Landlord and any mortgagee, trustee or beneficiary of Landlord shall execute and deliver to Tenant an Agreement of Subordination, Non-Disturbance and Attornment in form reasonably acceptable to Landlord, Tenant and Landlord’s Mortgagee for signature by Tenant. Tenant shall execute and return to Landlord (or such other party designated by Landlord) within fifteen (15) calendar days after written request therefor such reasonable documentation, in recordable form if required, to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease.
               (b) Attornment Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.
               (c) Notice to Landlord’s Mortgagee Provided Tenant has been provided with the Landlord’s Mortgagee notice address, Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by any of the means provided herein, specifying the default in reasonable detail, to any Landlord’s Mortgagee, and affording such Landlord’s Mortgagee the same opportunity to perform Landlord’s obligations hereunder as provided to Landlord.
     (d) Landlord’s Mortgagee’s Protection Provisions . If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than one (1) month in advance to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; or (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement. In the event of any act or omission by Landlord by reason of which Tenant may claim the right to terminate this Lease or claim a defense or offset against the Base Rent due hereunder, Tenant agrees not to exercise any such right until: (i) Tenant has notified Landlord’s Mortgagee in writing of such act or omission by Landlord, and (ii) Tenant has given Landlord’s Mortgagee a reasonable opportunity to cure such act or omission, including the time as shall be reasonably required to obtain possession of the Project and to commence and carry to completion the foreclosure of its Mortgage Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Building. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.
               13. Rules and Regulations Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit E. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building, will not unreasonably interfere with Tenant’s use of the Premises, are enforced by Landlord in a non-discriminatory manner, will not increase Tenant’s financial obligations by imposing additional charges or fees, and will not restrict Tenant’s rights expressly granted under the terms of this Lease. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.
               14. Condemnation
     (a) Total Taking If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.
     (b) Partial Taking — Tenant’s Rights If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred eighty (180) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

     (c) Partial Taking — Landlord’s Rights If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14(b).
     (d) Award If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, leasehold interest, moving costs, loss of business, and other claims it may have.
          15. Fire or Other Casualty
     (a) Repair Estimate If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall use good faith efforts to deliver to Tenant within sixty (60) days after such Casualty a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.
     (b) Tenant’s Rights If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within one hundred eighty (180) days after the commencement of repairs (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.
     (c) Landlord’s Rights If a Casualty damages the Premises or a material portion of the Building and: (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period; (2) the damage to the Premises exceeds fifty percent (50%) of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two (2) years of the Term; (3) regardless of the extent of damage to the Premises, Landlord makes a good faith determination that restoring the Building would be uneconomical; or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.
     (d) Repair Obligation If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, other than building standard leasehold improvements Landlord shall not be required to repair or replace any Alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all Landlord funded Alterations, Landlord funded improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).
     (e) Abatement of Rent If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement.
          16. Personal Property Taxes Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or Project. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within thirty (30) days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder.
          17. Events of Default Each of the following occurrences shall be an “Event of Default”:
               (a) Payment Default. Tenant’s failure to pay Rent when the same is due, and such failure continues for a period of five (5) business days after receipt of written notice thereof from Landlord to Tenant; however, in no event shall Landlord be required to provide written notice to Tenant more often than one (1) time per lease year;
               (b) Abandonment. Tenant abandons the Premises or any substantial portion thereof, or fails to continuously operate its business in the Premises, abandonment being defined as Tenant’s vacation of the Premises and failure to meet one (1) or more lease obligations;
               (c) Estoppel/Financial Statement/Commencement Date Letter. Tenant fails to provide: (i) any estoppel certificate after Landlord’s written request therefor pursuant to Section 27(e); or (ii) any financial statement after Landlord’s written request therefor pursuant to Section 27(q), and such failure shall continue for five (5) calendar days after Landlord’s second (2nd) written notice thereof to Tenant;

               (d) Insurance. Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 11(a);
               (e) Mechanic’s Liens. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(c);
               (f) Other Defaults. Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of thirty (30) calendar days or more after Landlord has delivered to Tenant written notice thereof, provided, however, if Tenant has commenced to cure the default but, despite using commercially reasonable efforts and diligently pursuing a cure, Tenant has been unable to cure the default within the initial 30 day period, Tenant shall have up to an additional 30 days to complete the cure; and
               (g) Insolvency. The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 17(g), any guarantor of Tenant’s obligations hereunder): (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (4) for the reorganization or modification of Tenant’s capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within sixty (60) calendar days after the filing thereof.
     18. Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:
     (a) Termination of Lease. Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of: (1) all Rent accrued hereunder through the date of termination; (2) all amounts due under Section 19(a); and (3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the Prime Rate (“Prime Rate” shall be the per annum interest rate publicly announced by a federally insured bank selected by Landlord in the state in which the Premises is located as such bank’s prime or base rate) minus one percent (1%), minus (B) the then present fair rental value of the Premises for such period, similarly discounted;
     (b) Termination of Possession. Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord: (1) all Rent and other amounts accrued hereunder to the date of termination of possession; (2) all amounts due from time to time under Section 19(a); and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. If

Landlord elects to proceed under this Section 18(b), Landlord may remove all of Tenant’s property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby (except for Landlord’s gross negligence). Landlord shall use commercially reasonable efforts to relet the Premises on such commercially reasonable terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to expend funds in connection with reletting the Premises, nor to relet the Premises before leasing other portions of the Building or Complex, as applicable, and Landlord shall not be obligated to accept any prospective tenant proposed by Tenant unless such proposed tenant meets all of Landlord’s leasing criteria. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 18(b). If Landlord elects to proceed under this Section 18(b), it may at any time elect to terminate this Lease under Section 18(a);
     (c) Perform Acts on Behalf of Tenant. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant’s name and on Tenant’s behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any reasonable expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease (including, but not limited to, collection costs and legal expenses), plus interest thereon at the Default Rate; or
     (d) Alteration of Locks. Additionally, with or without notice, and to the extent permitted by Law, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

          19. Payment by Tenant; Non-Waiver; Cumulative Remedies
               (a) Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in: (1) obtaining possession of the Premises; (2) removing and storing Tenant’s or any other occupant’s property; (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant; (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting); (5) performing Tenant’s obligations which Tenant failed to perform; and (6) enforcing Landlord’s rights, remedies, and recourses arising out of the Event of Default. To the full extent permitted by Law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease.
               (b) No Waiver. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.
               (c) Cumulative Remedies. Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity; (2) shall be cumulative; and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.
          20. INTENTIONALLY DELETED.
          21. Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage, as to which Section 14 and Section 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal).

     Additionally, Tenant shall (not later than ten (10) days after the expiration or earlier termination of the Lease) remove such specific Alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, conduits, cabling and furniture (including Tenant’s Off-Premises Equipment) as Landlord requested in writing (and identified as such at the time Landlord approved Tenant’s Working Drawings as defined in Exhibit D or subject to Landlord’s approval of any Alterations in Section 8A) of Tenant to be removed at the termination of the Lease. Landlord shall give written notice to Tenant of the requirement to remove such items after Tenant submits its Working Drawings for the Premises but commensurate with the approval of the Working Drawings if any such removal is required. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord at Tenant’s cost without notice to Tenant and without any obligation to account for such items. The provisions of this Section 21 shall survive the expiration or earlier termination of the Lease.
          22. Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over: (a) Tenant shall pay, in addition to the other Rent, Base Rent equal to one hundred fifty percent (150%) of the Base Rent payable during the last month of the Term; and (b) Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at Law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender. Notwithstanding the foregoing, if Tenant holds over with Landlord’s express written consent, then Tenant shall be a month-to-month tenant and Tenant shall pay, in addition to the other Rent, Base Rent equal to one hundred twenty-five percent (125%) of the Base Rent payable during the last month of the Term.
          23. Certain Rights Reserved by Landlord Landlord shall have the following rights, with a minimum amount of interference to the business operations of Tenant:
               (a) Building Operations. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project or Complex, as applicable, or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;
               (b) Security. To take such reasonable security measures as Landlord deems advisable (provided, however, Tenant acknowledges that Landlord is not a guarantor of the security or safety of any Tenant Party) including evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and temporarily closing the Building after Normal Business Hours and on Sundays and Holidays, subject, however, to Tenant’s right to enter when the Building is closed after Normal Business Hours under such reasonable regulations as Landlord may prescribe from time to time, as Landlord recognizes Tenant’s need to access the Premises at all times;
               (c) Repairs and Maintenance. To enter the Premises at all reasonable hours and (except in the event of an emergency) upon reasonable advance notice to perform Landlord’s repair and maintenance obligations and rights under the Lease;
               (d) Prospective Purchasers and Lenders. To enter the Premises at all reasonable hours and upon reasonable advance notice to show the Premises to prospective purchasers or lenders; and
               (e) Prospective Tenants. At any time during the last six (6) months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours and upon reasonable advance notice to show the Premises to prospective tenants.
     24. Substitution Space [INTENTIONALLY DELETED]
          25. Hazardous Materials.
               (a) During the term of this Lease, Tenant shall comply with all Environmental Laws (as defined in Section 25(i) below) applicable to the operation or use of the Premises, will cause all other persons occupying or using the Premises to comply with all such Environmental Laws, and will immediately pay or cause to be paid all costs and expenses incurred by reason of such compliance.
               (b) Tenant shall not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal of Hazardous Materials (as defined in Section 25(i) hereof) on the Premises, or the Complex, or transport or permit the transportation of Hazardous Materials to or from the Premises or the Complex except for limited quantities of household cleaning products and office supplies used or stored at the Premises and required in connection with the routine operation and maintenance of the Premises, and in compliance with all applicable Environmental Laws.
               (c) At any time and from time to time during the term of this Lease, Landlord may perform, at Landlord’s sole cost and expense, an environmental site assessment report concerning the Premises, prepared by an environmental consulting firm chosen by Landlord, indicating the presence or absence of Hazardous Materials caused or permitted by Tenant and the potential cost of any compliance, removal or remedial action in connection with any such Hazardous Materials on the Premises. Tenant shall grant and hereby grants to Landlord and its agents access to the Premises and specifically grants Landlord an irrevocable non-exclusive license to undertake such an assessment. In the event the environmental site assessment reveals environmental contamination within the Premises, and such environmental contamination is a result of Tenant’s actions (or inaction) that is not permitted hereunder, then the cost of such assessment shall be paid by Tenant to Landlord within thirty (30) days of Tenant’s receipt of an invoice therefor.
               (d) Tenant will immediately advise Landlord in writing of any of the following: (1) any pending or threatened Environmental Claim (as defined in Section 25(i) below) against Tenant relating to the Premises or the Complex; (2) any condition or occurrence on the Premises or the Complex that (a) results in noncompliance by Tenant with any applicable Environmental Law, or (b) could reasonably be anticipated by Tenant, using its commercially reasonable judgment, to form the basis of an Environmental Claim against Tenant or Landlord or the Premises; (3) any condition or occurrence on the Premises that could reasonably be anticipated to cause the Premises to be subject to any restrictions on the ownership, occupancy, use or transferability of the Premises under any Environmental Law; and (4) the actual or anticipated taking of any removal or remedial action by Tenant in response to the actual or alleged presence of any Hazardous Material on the Premises or the Complex. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Tenant’s response thereto. In addition, Tenant will provide Landlord with copies of all communications regarding the Premises with any governmental agency relating to Environmental Laws, all such communications with any person relating to Environmental Claims, and such detailed reports of any such Environmental Claim as may reasonably be requested by Landlord.
               (e) Tenant will not change or permit to be changed the present use of the Premises.
               (f) Tenant agrees to indemnify, defend and hold harmless the Indemnitees from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against such Indemnitees directly or indirectly based on, or arising or resulting from (a) the actual or alleged presence of Hazardous Materials on the Complex which is caused or permitted by Tenant or a Tenant Party and (b) any Environmental Claim relating in any way to Tenant’s operation or use of the Premises (the “Hazardous Materials Indemnified Matters”). The provisions of this Section 25 shall survive the expiration or sooner termination of this Lease.
               (g) To the extent that the undertaking in the preceding paragraph may be unenforceable because it is violative of any law or public policy, Tenant will contribute the maximum portion that it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all Hazardous Materials Indemnified Matters incurred by the Indemnitees.
               (h) All sums paid and costs incurred by Landlord with respect to any Hazardous Materials Indemnified Matter shall bear interest at the Default Rate from the date so paid or incurred until reimbursed by Tenant, and all such sums and costs shall be immediately due and payable on demand.
               (i) “Hazardous Materials” means: (i) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and radon gas; (ii) any substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (iii) any other substance exposure which is regulated by any governmental authority; (b) “Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq.; (c) “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, including without limitation (i) any and all Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          26. USA Patriot Act and Anti-Terrorism Laws
     (a) Tenant represents and warrants to, and covenants with, Landlord that neither Tenant nor any of its respective constituent owners or affiliates currently are, or shall be at any time during the Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”).
     (b) Tenant covenants with Landlord that neither Tenant nor any of its respective constituent owners or affiliates is or shall be during the Term hereof a “Prohibited Person,” which is defined as follows: (i) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or support “terrorism” as defined in Section 3(d) of the Executive Order; (v) a person or entity that is named as a “specially designated national and blocked person” on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list; and (vi) a person or entity who is affiliated with a person or entity listed in items (i) through (v), above.
     (c) At any time and from time-to-time during the Term, Tenant shall deliver to Landlord, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this Section 26.
          27. Miscellaneous
               (a) Landlord Transfer. Landlord may transfer any portion of the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes Landlord’s obligations hereunder in writing.
               (b) Landlord’s Liability. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building or Complex shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency.

Additionally, to the extent allowed by Law, Tenant hereby waives any statutory lien it may have against Landlord or its assets, including without limitation, the Building.
               (c) Force Majeure. Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, (declared or undeclared), acts of terrorism, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.
               (d) Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than as set forth in the Basic Lease Information. Tenant shall indemnify, defend and hold Landlord harmless from and against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under Tenant. Landlord shall indemnify, defend and hold Tenant harmless from and against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under Landlord. The foregoing indemnities shall survive the expiration or earlier termination of the Lease.
               (e) Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within fifteen (15) calendar days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such accurate and factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Building, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit G.
               (f) Notices. All notices and other communications given pursuant to this Lease shall be in writing (unless otherwise noted herein) and shall be: (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information; (2) hand delivered to the intended addressee; (3) sent by a nationally recognized overnight courier service; or (4) sent by facsimile transmission during Normal Business Hours followed by a copy of such notice sent in another manner permitted hereunder. All notices shall be effective upon the earlier to occur of actual receipt or refusal, one (1) Business Day following deposit with a nationally recognized overnight courier service, or three (3) days following deposit in the United States mail. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.
               (g) Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

               (h) Amendments; Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.
               (i) Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.
               (j) No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person or entity acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.
               (k) No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.
               (l) Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.
               (m) Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.
               (n) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.
               (o) Recording. Tenant shall not record this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord, which power of attorney is coupled with an interest and is non-revocable during the Term. Such power of attorney shall also be restated in the instrument placed of record. However, the parties hereto agree that Tenant may prepare, deliver to Landlord for execution and notarization and record with the Wake County Register of Deeds or file with the Securities Exchange Commission (if required) at its expense a memorandum of this Lease, the form of which is subject to the reasonable approval of Landlord.
               (p) Joint and Several Liability. If Tenant is comprised of more than one (1) party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.
               (q) Financial Reports (i) So long as Tenant remains a publicly traded company, then within fifteen (15) days after Landlord’s request, Tenant will furnish and disclose to Landlord any financial or other reports that are furnished or disclosed publicly, including its most recent annual and quarterly reports. Tenant will discuss its financial statements with Landlord. Tenant shall not be required to deliver any financial reports required under this Section 27(q) more than once in any twelve (12) month period unless requested by Landlord’s Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.
               (ii) In the event that Tenant ceases to be a publicly traded company, then within fifteen (15) days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. If requested by Landlord, Tenant will discuss its financial statements with Landlord and, following the occurrence of an Event of Default hereunder, will give Landlord access to Tenant’s books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except: (1) to Landlord’s Mortgagee or prospective mortgagees or purchasers of the Building; (2) in litigation between Landlord and Tenant; and (3) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 27(q) more than once in any twelve (12) month period unless requested by Landlord’s Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.
               (r) Landlord’s and Third Party Fees. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within thirty (30) days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action. However, Landlord shall use commercially reasonable efforts to avoid the employment of third parties in connection with such actions and consents.
               (s) Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, as Landlord recognizes Tenant’s absolute need for such Telecommunications Services. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord’s policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services, with the initial installation of the Telecommunication Services anticipated to be approximately thirty (30) days prior to occupancy.
               (t) Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.
               (u) Authority. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so.
               (v) List of Exhibits.
               All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A	Outline of Premises
Exhibit B	Description of the Land
Exhibit C	Additional Rent, Taxes and Insurance
Exhibit D	Tenant Finish-Work
Exhibit E	Building Rules and Regulations
Exhibit F	Form of Confirmation of Commencement Date Letter
Exhibit G	Form of Tenant Estoppel Certificate

Exhibit H	Parking
Exhibit H-1	Site Plan
Exhibit I	Expansion Rights and Renewal Option
          28. Other Provisions.
               (a) Reasonable Attorneys Fees. As used in this Lease, the phrase “attorneys fees,” “reasonable attorneys fees” or words of similar import shall mean fees and expenses actually incurred at customary hourly rates without regard to any statutory presumption.
               (b) Disclaimer. LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE.
[the remainder of this page intentionally blank – signatures follow]

     This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written. If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD:	3700 GLENWOOD LLC,
a North Carolina limited liability company

	By:	/s/ R. Gordon Grubb
	Name:	R. Gordon Grubb
	Title:	Manager

TENANT:	TRIANGLE CAPITAL CORPORATION,
a Maryland corporation

	By:	/s/ Steven C. Lilly
	Name:	Steven C. Lilly
	Title:	CFO

EXHIBIT A
OUTLINE OF PREMISES
[to be attached]

A-1

EXHIBIT B
DESCRIPTION OF THE LAND
Lying and being situate in Wake County, North Carolina, and being more particularly described as follows:
BEING all of Lot 1, containing 3.16 acres, more or less, as shown on plat entitled “Recombination Map — Glenwood Place North” dated January 10, 2006 and prepared by John A. Edwards & Company recorded in Book of Maps 2006, Page 237, Wake County Registry.

B-1

EXHIBIT C
ADDITIONAL RENT, TAXES, AND INSURANCE
     1. Additional Rent. Tenant shall pay to Landlord the amount (per each rentable square foot in the Premises) (“Additional Rent”) by which the annual Operating Costs (defined below) per rentable square foot in the Building exceed $6.00 per rentable square foot in the Building (the “Expense Stop”). Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Base Rent, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.
     2. Operating Costs. The term “Operating Costs” shall mean all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Project or Complex, as applicable, determined in accordance with sound accounting principles consistently applied, including the following costs: (a) wages and salaries of all on-site employees engaged in the management, operation, maintenance, repair or security of the Project or Complex, as applicable (together with Landlord’s reasonable allocation of expenses of off-site employees who perform a portion of their services in connection with the operation, maintenance or security of the Project or Complex, as applicable), including taxes, insurance and benefits relating thereto; (b) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project or Complex, as applicable; (c) costs for improvements made to the Project or Complex, as applicable which, although capital in nature, are (i) reasonably expected to reduce the normal operating costs (including all utility costs) of the Project or Complex, as applicable, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as (ii) capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority or any interpretation hereafter rendered with respect to any existing Law, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion, as well as (iii) capital improvements made to improve the health, safety and welfare of the Building and its occupants, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (d) cost of all utilities; (e) repairs, replacements, and general maintenance of the Project or Complex, as applicable; (f) fair market rental and other costs with respect to the management office for the Building or Complex, if any; and (g) service, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair, replacement, or security of the Project or Complex, as applicable. If the Building is part of a

Complex, Operating Costs may be prorated among the Project and the other buildings of the Complex, as reasonably determined by Landlord.
Operating Costs shall not include costs for: (1) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (2) interest, amortization or other payments on loans to Landlord; (3) depreciation; (4) real estate brokerage and leasing commissions; (5) legal expenses for services, other than those that benefit the Project or Complex tenants, as applicable (e.g., tax disputes); (6) renovating or otherwise improving leased premises of the Project or Complex, as applicable or vacant space in the Project or Complex, as applicable; (7) capital improvements to the Complex outside of those set forth herein as inclusions in Operating Costs; and (8) federal income taxes imposed on or measured by the income of Landlord from the operation of the Project or Complex, as applicable.
     3. Taxes. As part of the Operating Costs, Tenant shall pay Tenant’s Proportionate Share of Taxes for each year and partial year falling within the Term. “Taxes” shall mean taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Project or Complex, as applicable (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Project or Complex, as applicable, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof). Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project. For property tax purposes, to the extent allowed by Law, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Project and Complex, and all rights to receive notices of reappraisement.
     4. Insurance. As part of the Operating Costs, Tenant shall pay Tenant’s Proportionate Share of Insurance for each year and partial year falling within the Term. “Insurance” shall mean property, liability and other insurance coverages carried by Landlord, including without limitation deductibles and risk retention programs and an allocation of a portion of the cost of blanket insurance policies maintained by Landlord and/or its affiliates.
     5. Operating Costs Statements. By May 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year, adjusted as provided in Section 6 of this Exhibit, and of the Taxes and Insurance for the previous year (the “Operating Costs Statement”). If Tenant’s estimated payments of Operating Costs under this Exhibit C for the year covered by the Operating Costs Statement exceed Tenant’s share of such items as indicated in the Operating Costs Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant’s estimated payments of Operating Costs under this Exhibit C for such year are less than Tenant’s share of such items as indicated in the Operating Costs Statement, then Tenant shall promptly pay Landlord such deficiency, notwithstanding that the Term has expired and Tenant has vacated the Premises.

     If Tenant takes exception to any matter contained in the Operating Costs Statement, Tenant shall notify Landlord of such exception no later than thirty (30) days after Tenant’s receipt of the Operating Costs Statement from Landlord. If Tenant objects to any matter contained in the Operating Costs Statement, then Landlord shall refer the matter to an independent certified public accountant of Landlord’s choice, subject to Tenant’s reasonable approval, whose certification as to the proper amount shall be final and conclusive as between Landlord and Tenant. Tenant shall promptly pay the cost of such certification, including any attorneys’ fees incurred by Landlord in connection therewith, unless such certification determines that Tenant was overbilled by more than five percent (5%) in the aggregate for the applicable year. Pending resolution of any such exceptions in the foregoing manner, Tenant shall continue paying Operating Costs in the amounts determined by Landlord, subject to adjustment after any such exceptions are so resolved. In addition to the foregoing, Tenant shall have a right to audit all books and reports of Landlord that detail the Operating Costs, upon reasonable notice and at reasonable hours; provided, however, that Tenant shall only have the right to audit the books and reports of Landlord detailing the Operating Costs one (1) time per year and such audit shall be conducted within sixty (60) days of Tenant’s receipt of the Operating Costs Statement from Landlord. Tenant acknowledges that any information gathered through any audit is strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial and legal consultants. The Operating Costs Statement shall be considered final, except as to matters to which exception is taken in the manner and within the times specified herein.
     6. Gross-Up. With respect to any calendar year or partial calendar year in which the Building or Complex, as applicable, is not occupied to the extent of 95% of the rentable area thereof, or Landlord is not supplying services to 95% of the rentable area thereof, the Operating Costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building or Complex, as applicable, been occupied to the extent of 95% of the rentable area thereof and Landlord had been supplying services to 95% of the rentable area thereof.
     7. Cap on Controllable Operating Expenses. Landlord agrees that Tenant’s share of the controllable Operating Expenses for the Building shall not escalate more than six percent (6%) per annum. For the purposes of this Lease, a controllable Operating Expense shall be defined as any expense within the reasonable control of Landlord (hereinafter known as “Controllables”), such as expenses for which the Landlord may obtain a competitive bid for materials or services, the salaries of employees, management fees, and service contracts, but specifically excluding, taxes, insurance, snow removal, utilities, or any other services for which Landlord does not control the rates or costs.

EXHIBIT D
TENANT FINISH-WORK: LANDLORD BUILDS TO PLANS
     1. Acceptance of Premises. Except as set forth in this Exhibit, Tenant accepts the Premises in their “AS-IS” condition on the date that this Lease is entered into.
     2. Space Plans. On or before the execution of this Lease, Tenant has delivered to Landlord a space plan depicting improvements to be installed in the Premises, which plans were prepared by Phillips Architecture (“Landlord’s Architect”) and attached to the Lease as Exhibit A (the “Space Plans”).
     3. Working Drawings.
          (a) Preparation and Delivery. On or before the date which is fifteen (15) days following the date on which this Lease is fully executed by both Landlord and Tenant, Landlord shall cause to be prepared final working drawings of all improvements to be installed in the Premises and deliver the same to Tenant for its review and approval (which approval shall not be unreasonably withheld, delayed or conditioned). Such working drawings shall be prepared by Landlord’s Architect.
          (b) Approval Process. Tenant shall notify Landlord whether it approves of the submitted working drawings within three (3) Business Days after Landlord’s submission thereof. If Tenant disapproves of such working drawings, then Tenant shall notify Landlord thereof specifying in reasonable detail the reasons for such disapproval, in which case Landlord shall, within five (5) Business Days after such notice, revise such working drawings in accordance with Tenant’s objections and submit the revised working drawings to Tenant for its review and approval. Tenant shall notify Landlord in writing whether it approves of the resubmitted working drawings within two (2) Business Days after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Landlord and Tenant. If Tenant fails to notify Landlord that it disapproves of the initial working drawings within three (3) Business Days (or, in the case of resubmitted working drawings, within two (2) Business Days) after the submission thereof, then Tenant shall be deemed to have approved the working drawings in question. Any delay caused by Tenant’s withholding of its consent or delay in giving its written approval as to such working drawings shall constitute a Tenant Delay Day (defined below).
          (c) Landlord’s Approval; Performance of Work. If any of Tenant’s proposed construction work will affect the Building’s Structure or the Building’s Systems, then the working drawings pertaining thereto must be approved by Landlord’s engineer. Landlord’s approval of such working drawings shall not be unreasonably withheld, provided that (1) they comply with all Laws, (2) the improvements depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), the exterior appearance of the Building, or the appearance of the Building’s Common Areas or elevator lobby areas (if any), (3) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (4) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein, “Working Drawings” shall mean the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and “Work” shall mean all improvements to be constructed by Landlord in accordance with and as indicated on the Working Drawings. Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, Landlord shall cause the Work to be performed in substantial accordance with the Working Drawings, using contractors and subcontractors selected by Landlord.
     4. Change Orders. Tenant may initiate changes in the Work. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, (a) if such requested change would adversely affect (in the reasonable discretion of Landlord) (1) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), (2) the exterior appearance of the Building, or (3) the appearance of the Building’s Common Areas or elevator lobby areas (if any), or (b) if any such requested change might delay the Commencement Date, Landlord may withhold its consent in its sole and absolute discretion. With each Change Order request by Tenant, Landlord shall furnish in writing to Tenant an estimate of the additional cost associated with such work, which Tenant must approve, if at all, within two (2) Business Days of submittal to Tenant. Landlord’s Architect shall, upon completion of the Work, furnish Landlord with an accurate architectural “as-built” plan of the Work as constructed, which plan shall be incorporated into this Exhibit D by this reference for all purposes.
     5. Definitions. As used herein, a “Tenant Delay Day” shall mean each day of delay in the performance of the Work that occurs (a) because of Tenant’s failure to timely deliver or approve any required documentation such as the Space Plans or Working Drawings, (b) because of any change by Tenant to the Space Plans or Working Drawings, (c) because of any specification by Tenant of materials or installations in addition to or other than Landlord’s standard finish-out materials, or (d) because a Tenant Party otherwise delays completion of the Work. As used herein “Substantial Completion,” “Substantially Completed,” and any derivations thereof mean the Work in the Premises has been performed in substantial accordance with the Working Drawings, as reasonably determined by Landlord (other than any details of construction, mechanical adjustment or other similar matter, the noncompletion of which does not materially interfere with Tenant’s use or occupancy of the Premises) and as evidenced by a certificate of occupancy issued by the City of Raleigh.
     6. Walk-Through; Punchlist. When Landlord considers the Work in the Premises to be Substantially Completed, Landlord will notify Tenant and within three (3) Business Days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punchlist items. Landlord shall use reasonable efforts to cause the contractor performing the Work to complete all punchlist items within thirty (30) days after agreement thereon; however, Landlord shall not be obligated to engage overtime labor in order to complete such items.
     7. Costs. Landlord shall bear the entire cost of performing the Work depicted on the Space Plans initially submitted to and approved by Landlord. The scope of the Work is as outlined on Exhibits A and D-1 attached hereto and incorporated herein by reference. Tenant has reviewed and approved the scope on Exhibit D-1 prior to execution of the Lease. Tenant shall bear all additional costs incurred by Landlord in performing the Work because of any event specified in clause 5(a) or 5(d) of this Exhibit.
     In the event Tenant requests any changes to the Space Plans, Working Drawings or Landlord’s standard building finish materials, and such changes, after review by Landlord and Tenant, are determined to be a Change Order, then in such event, Tenant shall pay Landlord an amount equal to fifty percent (50%) of the estimated additional costs under the Change Order at the time of such Change Order, and Tenant shall pay to Landlord the balance of the additional costs under the Change Order upon Substantial Completion of the Work.
     8. Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:	Anne E. Stoddard, Project Manager
Martin Phillips, Construction Manager
Grubb Ventures, LLC
3733 National Drive, Suite 125
Raleigh, NC 27612
Telephone: (919)786-9905
Facsimile: (919) 786-9961

Tenant’s Representative:	Steven C. Lilly

(see address under Basic Lease Information)

Telephone: (919) 719-4789
Telecopy: (919) 719-4777
     9. Miscellaneous. To the extent not inconsistent with this Exhibit, Sections 8(a) and 21 of this Lease shall govern the performance of the Work and Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.

EXHIBIT D-1
SCOPE/COSTS
[to be attached]

EXHIBIT E
BUILDING RULES AND REGULATIONS
     The following rules and regulations shall apply to the Premises, the Building, the parking garage associated therewith, and the appurtenances thereto:
     1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.
     2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.
     3. No signs, advertisements or notices (other than those that are not visible outside the Premises) shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord.
     4. Landlord shall provide all door locks in each tenant’s leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord’s prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant’s leased premises, at such tenant’s cost, and no tenant shall make a duplicate thereof.
     5. If the Building is multi-tenant, movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord’s supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.
     6. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.
     7. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals (other than seeing-eye dogs) shall be brought into or kept in, on or about any tenant’s leased premises. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

E-1

     8. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.
     9. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord’s prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance (other than typical office supplies [e.g., photocopier toner] used in compliance with all Laws).
     10. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.
     11. No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord, other than those used for Tenant’s employees.
     12. Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.
     13. No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.
     14. Tenant shall not permit its employees, invitees or guests to smoke in the Premises or the lobbies, passages, corridors, elevators, vending rooms, rest rooms, stairways or any other area shared in common with other tenants in the Building. Nor shall the tenant permit its employees, invitees, or guests to loiter at the Building entrances for the purposes of smoking. Landlord may, but shall not be required to, designate an area for smoking outside the Building.
     15. Canvassing, soliciting or peddling in or about the Premises or the Property is prohibited and Tenant shall cooperate to prevent same.
[Exhibit E may be modified according to Building-specific needs]

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EXHIBIT F
CONFIRMATION OF EARLY DELIVERY DATE
AND COMMENCEMENT DATE
                     , 200_
__________________________
__________________________
__________________________
__________________________
Re: Lease Agreement (the “Lease”) dated                     , 200___, between                     , a                                            (“Landlord”), and                                           , a                                            (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.
Ladies and Gentlemen:
     Landlord and Tenant agree as follows:
     1. Condition of Premises. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punchlist items described on Exhibit A hereto (the “Punchlist Items”), and except for such Punchlist Items, Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.
     2. Early Delivery Date. The Early Delivery Date is                     , 2008.
     3. Commencement Date. The Commencement Date of the Lease is                     , 200___.
     4. Rentable Square Feet. As of the Commencement Date of the Lease, the actual Rentable Square Feet of the Premises is                     , and therefore Tenant’s Proportionate Share for the purposes of the Lease is                     .
     5. Expiration Date. The Term is scheduled to expire on the last day of the ___full calendar month of the Term, which date is                     , 200___.
     6. Base Rent. Notwithstanding anything contained in the Lease to the contrary, Landlord and Tenant agree that during the Term of the Lease, the Base Rent shall be as follows:

	Annual Gross Rent Rate Per	Additional Rent
Lease Month	Rentable Square Foot	(Expense Stop)

     7. Contact Person. Tenant’s contact person in the Premises is:
Triangle Capital Corporation
3700 Glenwood Avenue, Suite 530
Raleigh, NC 27612
Attn: Mr. Steven C. Lilly
Telephone: (919) 719-4789
Telecopy: (919) 719-4777
     8. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.
     9. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.
[the remainder of this page intentionally blank – signatures follow]

     Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,

3700 GLENWOOD LLC,
a North Carolina limited liability company

By:
Name:
Title:

Agreed and accepted:

TRIANGLE CAPITAL CORPORATION
a Maryland corporation

By:
Name:

Title:

EXHIBIT A
PUNCHLIST ITEMS
     Please insert any punchlist items that remain to be performed by Landlord. If no items are listed below by Tenant, none shall be deemed to exist.

EXHIBIT G
FORM OF TENANT ESTOPPEL CERTIFICATE
     The undersigned is the Tenant under the Lease (defined below) between                                         , a                                         , as Landlord, and the undersigned as Tenant, for the Premises on the                      floor(s) of the industrial building located at                                         ,                       and commonly known as                                         , and hereby certifies as follows:
     1. The Lease consists of the original Lease Agreement dated as of                     , 200___between Tenant and Landlord [‘s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state “none”):

                                                                                .
     The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.
     2. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.
     3. The Term commenced on                                         , 200___, and the Term expires, excluding any renewal options, on                                         , 200___, and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.
     4. Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”):

     5. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                     . The current monthly installment of Base Rent is $                                        .
     6. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

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     7. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.
     8. No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.
     9. If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.
     10. There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.
     11. Other than as approved by Landlord in writing and used in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.
     12. All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.
     Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.
     Executed as of                                                             , 200_.

TENANT:

a

By:
Name:
Title:

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EXHIBIT H
PARKING
Tenant shall have access to as many spaces in the parking deck attached to the Building (the “Parking Deck”) as needed for Tenant’s non-exclusive, non-reserved parking of employees and visitors of the Premises. Parking shall be free of charge for the duration of the Term.
Notwithstanding the foregoing, Landlord agrees to designate certain spaces on the first (ground) floor of the parking deck as being available “For Authorized Personnel Only” (or similar language) that will be available to tenants in the Building on a temporary basis.

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EXHIBIT H-1
SITE PLAN

SITE PLAN

1= reserved spaces for the building
2= Regions/Morgan Keegan reserved spaces

GLENWOOD AVENUE & U.S. 70
GLENWOOD PLACE
PRELIMINARY SITE PLAN
SITE DATA - SP-33-05
TOTAL SITE
ZONING.......O&I-2 - CUD
TOTAL ACREAGE.......5.8670 AC.
TOTAL UNITS.......2 LOTS
FLOOD PLAIN.......NO
PHASE ONE
TOTAL ACREAGE.......3.4360 AC.
BUILDING SQUARE FOOTAGE.......116,000 SF
BUILDING HEIGHT.......87 FT
PARKING REQUIRED.......384 SPACES
PARKING PROVIDED.......384 SPACES
V/C PROVIDED.......9 SPACES
FLOOR AREA RATIO.......159
PHASE TWO-FUTURE DEVELOPMENT
TOTAL ACREAGE.......2.4310 AC.
BUILDING SQUARE FOOTAGE.......118,000 SF
BUILDING HEIGHT.......87 FT
OFFICE PARKING REQUIRED.......384 SPACES
OFFICE PARKING PROVIDED.......384 SPACES
MAX. HOTEL ROOMS.......384 ROOMS
V/C PROVIDED.......9 SPACES
FLOOR AREA RATIO.......223

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EXHIBIT I
RENEWAL OPTION
     If Tenant has not committed an Event of Default at any time during the Term, and Tenant is occupying the entire Premises at the time of such election, Tenant may renew this Lease for one (1) additional period of five (5) years, by delivering written notice of the exercise thereof to Landlord not later than nine (9) months before the expiration of the Term. The Base Rent payable for each month during such extended Term shall be the prevailing market rental rate for comparable Class A buildings in the immediate marketplace, including current and future phases of the rest of the Complex of which the Building is a part (the “Prevailing Rental Rate”), at the commencement of such extended Term, of equivalent quality, size, utility and location, with the length of the extended Term and the credit standing of Tenant to be taken into account. Within thirty (30) days after receipt of Tenant’s notice to renew, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Base Rent, if any, and the other terms and conditions offered. Tenant shall, within ten (10) days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate. If Tenant timely notifies Landlord that Tenant accepts Landlord’s determination of the Prevailing Rental Rate, then, on or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:
     (a) Base Rent shall be adjusted to the Prevailing Rental Rate;
     (b) Tenant shall have no further renewal option unless expressly granted by Landlord in writing;
     (c) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.
     If Tenant rejects Landlord’s determination of the Prevailing Rental Rate, or fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate, time being of the essence with respect thereto, Tenant’s rights under this Exhibit shall terminate and Tenant shall have no right to renew this Lease.
     Tenant’s rights under this Exhibit shall terminate if (1) this Lease or Tenant’s right to possession of the Premises is terminated, (2) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises, or (3) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof.

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